Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-242129, 333-242133, 333-259852 and 333-265634 on Form S-8 and Registration Statement No. 333-259444 on Form F-3 of our report dated March 31, 2022, relating to the financial statements of Freeline Therapeutics Holdings plc appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte LLP

Reading, United Kingdom

April 4, 2023